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                                 Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 8, 1999 relating to the financial statements, which appears in Aastrom Biosciences, Inc.'s Current Report on Form 8-K dated December 10, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PriceWaterhouseCoopers

PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
June 16, 2000